Exhibit 6.2

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 001 Ex. 6.2

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 002

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 003

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 004

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 005

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 006

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 007

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 008